Exhibit 99.1

LINN ENERGY TO ACQUIRE PRIVATE OIL AND GAS COMPANY IN THE TEXAS PANHANDLE FOR $415 MILLION AND TWO APPALACHIAN BASIN PROPERTIES FOR $39 MILLION; ANNOUNCES $360 MILLION COMMITMENT OF PRIVATE EQUITY

Houston, Texas, December 13, 2006 — Linn Energy, LLC (Nasdaq: LINE) announced today that it has signed definitive purchase agreements to acquire oil and gas properties in three separate transactions for an aggregate purchase price of $454 million.  The first transaction involves the acquisition of a private oil and gas company with operations in the Texas Panhandle (the “Texas acquisition”) for $415 million.  The other transactions involve the acquisition of natural gas properties located in the Appalachian Basin for $39 million.  The closings of these acquisitions are subject to customary pre-closing purchase price adjustments.

As described more fully below, Linn Energy also executed unit purchase agreements for a private placement of $360 million of equity securities to third party investors, consisting of 6,650,144 units and 7,465,946 class C units, or a total of 14,116,090 units, at a blended price per unit of $25.50.  Management believes that the proceeds from this equity private placement, together with funds available under the Company’s credit facility, will fully fund the purchase price of the acquisitions and that additional equity financing will not be necessary.  Linn Energy anticipates that the private placement will close simultaneously with the Texas acquisition and that all three acquisitions will close on or before February 1, 2007.  In addition, the Company expects the acquisitions will provide an increase in the borrowing base under its credit facility from $480 million to approximately $675-$700 million.

The private placement investor group was led by Zimmer Lucas Partners, LLC and co-led by GPS Partners LLC and Lehman Brothers MLP Partners, L.P.  Other investors included the Principal Strategies Group of Goldman, Sachs & Co., Alerian Capital Management LLC, RCH Energy and funds managed by Fiduciary Asset Management, LLC.

The Company expects that the acquisitions will be immediately accretive to distributable cash flow per unit.  Management intends to recommend to the Board of Directors an increase in the cash distribution in connection with the acquisitions and plans to retain a portion of the expected accretion to strengthen the Company’s distribution coverage ratio.

Operational highlights of the transactions:

•                  $454 million of acquisitions in two geographic regions

•                  Addition to proved reserves of over 355 Bcfe

•                  Addition to 2007E daily production of over 38 MMcfe/d

•                  Stable production and a reserve life index in excess of 25 years

•                  Incremental EBITDA projections:

•                  2007E - $75-$85 million

•                  2008E - $95-$105 million

•                  EBITDA margins of 75%-85%

•                  Concentrated asset base with over 99% of production operated

•                  Over 875 producing wells

•                  Growth potential with over 1,200 low risk drilling and behind pipe opportunities

•                  Expected additional maintenance capital expenditures of $10-$12 million

Financial highlights of the transactions:

•                  Acquisitions fully funded through concurrent private placement of equity and increased borrowing capacity

•                  Expected accretion to distributable cash flow per unit (after maintenance capital expenditures) of 25%-30% for 2007E and 35%-40% for 2008E

•                  Expected increase in cash distribution to an annual rate of $2.28 per unit, or a 10% increase from the previously announced anticipated annual rate of $2.08 per unit for the fourth quarter of 2006, beginning in the second fiscal quarter of 2007

•                  Due to anticipated accretion in excess of projected distribution increase, distribution coverage ratios on all units will increase to approximately:

•                  Pre-maintenance capital expenditures:  1.5x in 2007E and 1.7x in 2008E

•                  After maintenance capital expenditures:  1.3x in 2007E and 1.5x in 2008E

•                  Expected increase in borrowing base from $480 million to approximately $675-$700 million

•                  Intention to hedge significant additional production for up to five years

•                  The transactions, combined with the Company’s substantial oil and gas hedge positions, provide significant financial capacity to acquire additional assets in the future

Profile of the Texas assets:

•                  Located in the Texas Panhandle Field, a legacy field with a production history of over 80 years

•                  Diversified production from over 820 producing wells

•                  55 MMBoe of proved reserves (over 50% proved developed)

•                  Production mix:  55% natural gas liquids (“NGL”), 35% natural gas, 10% crude oil

•                  NGL revenue expected to be hedged with crude oil puts:  $65.00 per barrel put that would cover a significant portion of expected revenues for five years has a current approximate cost of $38 million

•                  Over 30 year reserve life index

•                  Growth potential of 15%-25% from additional drilling and behind pipe opportunities

Profile of the Appalachian Basin assets:

•                  Located in West Virginia

•                  Over 55 producing wells

•                  24-26 Bcf of proved reserves

•                  Production mix:  99% natural gas

•                  Over 25 year reserve life index

•                  Significant additional drilling opportunities

Concurrent with the acquisitions, Linn Energy executed unit purchase agreements for the private placement of $360 million of units and class C units.  The class C units represent a new class of equity in Linn Energy and, if approved by a unitholder vote, will convert into units on a one-for-one basis.  The Company has agreed to hold a special meeting of unitholders to consider the conversion as soon as feasible but no later than June 30, 2007.  In connection with issuing the units and class C units, Quantum Energy Partners II and certain members of the Company’s management expect to enter into an agreement to vote in favor of converting the class C units to units.  The issuance of the units and class C units is subject to certain closing conditions, including the closing of the Texas acquisition and other customary closing conditions.

Lehman Brothers Inc., Citigroup Global Markets Inc., RBC Capital Markets Corporation and Jefferies & Company, Inc. acted as lead placement agents in the private placement.  Jefferies Randall & Dewey acted as financial advisor to Linn Energy in the Texas acquisition.

ABOUT LINN ENERGY

Linn Energy is an independent oil and gas company focused on the development and acquisition of long-lived properties which complement its asset profile in producing basins within the United States.  More information about Linn Energy is available on the internet at www.linnenergy.com.

CONTACTS:	Kolja Rockov	Jeanine DeLay
	Executive Vice President and CFO	Manager, Investor Relations
	281-605-4169	281-605-4144

This press release includes “forward-looking statements” within the meaning of the federal securities laws.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements.  These statements include but are not limited to statements about the acquisitions announced in this press release, the related financing plans, and statements with respect to future distributions.  These statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate.  Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements.  These include risks relating to financial performance and results, availability of sufficient cash flow to pay distributions and execute our business plan, prices and demand for oil, natural gas and natural gas liquids, our ability to replace reserves and efficiently develop our current reserves and other important factors that could cause actual results to differ materially from those projected as described in the Company’s reports filed with the Securities and Exchange Commission.  Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.